EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Ballard Power Systems Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Ballard Power Systems Inc. of our reports, each dated February 28, 2018, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Chartered Professional Accountants

June 7, 2018
Vancouver, Canada